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                                                     EXHIBIT 7(7)


          WAIVER AND TERMINATION OF CERTAIN AGREEMENTS


     This WAIVER AND TERMINATION OF CERTAIN AGREEMENTS (this "Waiver") is made and entered into as of the 25th day of August, 1995, by and among the Samuel Zell Revocable Trust dated January 17, 1990, a trust organized under the laws of Illinois (the "Zell Trust"), the Robert H. and Ann Lurie Trust, a trust organized under the laws of Illinois (the "Lurie Trust"), Equity Holdings Limited, an Illinois limited partnership ("Equity"), Hellman & Friedman Capital Partners, a California Limited Partnership ("H&F"), H&F Redwood Partners, L.P., a California limited partnership ("H&F Redwood") and Hellman
& Friedman Capital Partners International (BVI), a British Virgin Islands general partnership ("H&F Int'l").

     WHEREAS, Equity, H&F, and H&F Int'l are parties to a Stock Purchase Agreement dated July 17, 1990 (the "GAMI Stock Purchase Agreement") wherein Equity, on the one hand, and H&F and H&F Int'l, on the other hand, granted to each other certain rights;

     WHEREAS, H&F Redwood was made a party to the GAMI Stock Purchase Agreement by operation of the Transfer and Consent Agreement dated December 31, 1991 by and among Equity, H&F Int'l, H&F Redwood and Great American Management and Investment, Inc. ("GAMI") (the "Transfer and Consent Agreement");

     WHEREAS, none of the parties hereto have conveyed, assigned, or transferred any such rights and the parties desire to waive, cancel and terminate any and all such rights granted to each other under the Stock Purchase Agreement;

     WHEREAS, the Zell Trust, the Lurie Trust, Equity, H&F and H&F Int'l are parties to an Agreement dated August 30, 1990 (the "Partnership Rights Agreement") wherein the Zell Trust, the Lurie Trust and Equity granted H&F and H&F Int'l certain rights; and

     WHEREAS, none of the parties hereto have conveyed, assigned, or transferred any such rights and the parties desire to waive, cancel and terminate any and all such rights granted under the Partnership Rights Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the promises herein contained, the parties agree to waive, cancel and terminate in their entirety: (i) any and all rights conferred by the GAMI Stock Purchase Agreement (including, but not limited to, rights granted pursuant to Sections 9.3, 9.5, 9.6 and Article 10 thereof), as well as any such rights granted to H&F Redwood pursuant to the Transfer and Consent Agreement; PROVIDED, HOWEVER, that the indemnification obligations of Equity pursuant to Section
9.3.5 and Article 12 of the GAMI Stock Purchase Agreement shall continue in full force and effect to the extent contemplated therein for actions occuring before the date of this Waiver; and (ii) the Partnership Rights Agreement, including, but not limited to, any and all tagalong and rights of first offer granted under the Partnership Rights Agreement from this date onward. Notwithstanding the foregoing, if H&F, H&F Redwood and H&F Int'l are unable to consummate a transaction with Great American Management and Investment, Inc., a Delaware corporation ("GAMI"), in which H&F, H&F Redwood and H&F Int'l convey all of their common stock of GAMI to GAMI, then this Waiver will have no force and effect.


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     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered on the date first above written.

Equity Holdings Limited, an           Hellman & Friedman Capital Partners, a
Illinois limited partnership,         California Limited Partnership
By its General Partner: the           By its General Partner: Hellman &
Samuel Zell Revocable Trust           Friedman Capital Management,
                                      a California Limited Partnership
                                      By its General Partner: Hellman &
                                      Friedman Capital Management, Inc.


By /s/Sheli Z Rosenberg               By /s/John Pasquesi
   --------------------------------      --------------------------------
   Sheli Z. Rosenberg, Trustee           John Pasquesi, Vice-President

Samuel Zell Revocable                 Hellman & Friedman Capital Partners
Trust dated January 17, 1990          International (BVI)
                                      By its General Partner: Hellman &
                                      Friedman Capital Management
By: /s/Samuel Zell                    International, A California Limited
    -------------------------------   Partnership,
    Samuel Zell, Trustee              By its General Partner: H&F Capital
                                      Management International, Inc.


                                      By: /s/  John Pasquesi
                                          -------------------------------
                                          John Pasquesi, Vice-President

Robert H. and Ann Lurie Trust         H&F Redwood Partners, L.P.
                                      By its General Partner: H&F Redwood
                                      Investors, L.P.,
                                      By its General Partner: H&F Redwood
                                      Investors, Inc.
By: /s/Sheli Z. Rosenberg
    -------------------------------
    Sheli Z. Rosenberg, Co-Trustee
                                      By: /s/  John Pasquesi
                                          -------------------------------
                                          John Pasquesi, Vice-President